Exhibit 10.30

ASSET PURCHASE AGREEMENT

between

BOURNS PRODUCTIONS, INC.

and

DRAGONFLY ENERGY CORP.

dated as of

January 1, 2022

i

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of January 1, 2022, is entered into between Bourns Productions, Inc., a Nevada corporation (“Seller”) and Dragonfly Energy Corp., a Nevada corporation (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth on Section 1.01 of the disclosure schedule (“Disclosure Schedule”) attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.02 No Liabilities. Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.03 Purchase Price. The aggregate purchase price for the Purchased Assets shall be $196,866.20 (the “Purchase Price”). The Buyer shall pay the Purchase Price to Seller at the Closing (as defined herein) in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.03 of the Disclosure Schedules.

Section 1.04 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Section 1.04 of the Disclosure Schedules. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 1.05 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at the offices of Dragonfly Energy Corp, 1190 Trademark Drive, #108, Reno, Nevada 89521. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii) an Assignment and Assumption of Lease in form and substance satisfactory to Buyer (the “Assignment and Assumption of Lease”) and duly executed by Seller;

(iv) a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code duly executed by Seller;

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Purchase Price;

(ii) the Assignment and Assumption Agreement duly executed by Buyer;

(iii) the Assignment and Assumption of Lease duly executed by Buyer; and

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.04 Condition of Assets. The Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.05 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.07 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.02 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.03 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI
INDEMNIFICATION

Section 6.01 Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02 Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

Section 6.03 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.04 Effect of Investigation. Buyer’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 6.05 Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	Bourns Productions, Inc.

E-mail:
Attention:

If to Buyer:	Dragonfly Energy Corp.
1190 Trademark Drive #108
Reno, NV 89521
E-mail: nharvey@dragonflyenergy.com
Attention: Nicole Harvey, General Counsel

Section 7.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

Section 7.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the city of Reno and county of Washoe, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BOURNS PRODUCTIONS, INC.

By:	/s/ Tyler Bourns
Name:	Tyler Bourns
Title:	President

DRAGONFLY ENERGY CORP.

B By:	/s/ Denis Phares
Name:	Denis Phares
Title:	CEO